As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Howard Street, Suite 300

San Francisco, California  94105

(Address of Principal Executive Offices)

2007 Equity Incentive Plan

2008 Equity Inducement Plan

2007 Employee Stock Purchase Plan

(Full Titles of the Plans)

Nick Earl

President and Chief Executive Officer

Glu Mobile Inc.

500 Howard Street, Suite 300

San Francisco, California  94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq.
Vice President and General Counsel
Glu Mobile Inc.
500 Howard Street, Suite 300
San Francisco,
California 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered (1)	per unit	price	fee
Common Stock, $0.0001 par value	8,000,000(2)	$ 2.74(3)	$ 21,920,000	$2,540.53
Common Stock, $0.0001 par value	6,000,000(4)	$ 2.74(3)	$16,440,000	$1,905.40
Common Stock, $0.0001 par value	4,000,000(5)	$ 2.329(6)	$9,316,000	$1,079.72
Total:	18,000,000		$47,676,000	$5,525.65

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Equity Incentive Plan, 2008 Equity Inducement Plan and 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents an increase in the number of shares available for issuance under the 2007 Equity Incentive Plan. This increase was effective as of June 8, 2017.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on August 1, 2017.

(4)	Represents an increase in the number of shares available for issuance under the 2008 Equity Inducement Plan. This increase was effective as of November 14, 2016.
(5)	Represents an increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan. This increase was effective as of June 8, 2017.
(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon 85% of the average of the high and low sales prices of the Registrant’s common stock as reported by the Nasdaq Global Market on August 1, 2017.  Pursuant to the 2007 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glu Mobile Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register (1) an additional 8,000,000 shares reserved for issuance under its 2007 Equity Incentive Plan, (2) an additional 6,000,000 shares reserved for issuance under its 2008 Equity Inducement Plan and (3) an additional 4,000,000 shares reserved for issuance under its 2007 Employee Stock Purchase Plan. The contents of the following registration statements on Form S-8 filed by the Registrant with the Commission are incorporated by reference in this registration statement on Form S-8:

Registration No.	Plan(s) Covered	Date Filed
333-211208	2008 Equity Inducement Plan	05/06/2016
333-206230	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	08/07/2015
333-194604	2007 Employee Stock Purchase Plan	03/14/2014
333-190544	2007 Equity Incentive Plan 2008 Equity Inducement Plan	08/09/2013
333-187311	2008 Equity Inducement Plan 2007 Employee Stock Purchase Plan	03/15/2013
333-180110	2007 Employee Stock Purchase Plan	03/14/2012
333-176318	2008 Equity Inducement Plan	08/15/2011
333-172983	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/21/2011
333-165813	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2010
333-157959 (Post-Effective Amendment No. 1)	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/18/2009
333-157959	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/13/2009
333-149996	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2008
333-141487	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/22/2007

I - 1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2017.

GLU MOBILE INC.

By:	/s/ Nick Earl
Nick Earl
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nick Earl, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Nick Earl	President, Chief Executive Officer and Chairman	August 7, 2017
Nick Earl

Principal Financial Officer:

/s/ Eric R. Ludwig	Executive Vice President, Chief Operating Officer and Chief Financial Officer	August 7, 2017
Eric R. Ludwig

Principal Accounting Officer:

/s/ Gordon Lee	Vice President, Accounting	August 7, 2017
Gordon Lee

Additional Directors:

	Director	August 7, 2017
Gregory Brandeau

/s/ Eric R. Ball	Director	August 7, 2017
Eric R. Ball

/s/ Niccolo de Masi	Chairman	August 7, 2017
Niccolo de Masi

	Director	August 7, 2017
Ben Feder

/s/ Ann Mather	Director	August 7, 2017
Ann Mather

	Director	August 7, 2017
Hany M. Nada

/s/ Benjamin T. Smith, IV	Lead Director	August 7, 2017
Benjamin T. Smith, IV

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Restated Certificate of Incorporation of the Registrant.	S-1/A	333-139493	3.02	02/14/2007

4.02	Amended and Restated Bylaws of the Registrant, adopted on March 7, 2014.	8-K	001-33368	99.01	03/13/2014

4.03	2007 Employee Stock Purchase Plan, as amended and restated on June 8, 2017.	10-Q	001-33368	10.01	08/07/2017

4.04	2007 Equity Incentive Plan, as amended and restated on June 8, 2017.	10-Q	001-33368	10.02	08/07/2017

4.05	2008 Equity Inducement Plan, as amended effective November 14, 2016.	8-K	001-33368	99.01	11/18/16

4.05	For the 2007 Equity Incentive Plan, forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, and (d) Notice of Stock Bonus Award and Stock Bonus Agreement.	S-1/A	333-139493	10.03	02/16/2007

4.06	For the 2007 Equity Incentive Plan, form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement.	10-Q	001-33368	10.08	08/09/2013

4.07	Forms of Stock Option Award Agreement (Immediately Exercisable) and Stock Option Exercise Agreement (Immediately Exercisable) under the 2007 Equity Incentive Plan.	10-Q	001-33368	10.05	08/14/2008

4.07	For the 2008 Equity Inducement Plan, forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement.	10-K	001-33368	10.05(B)	03/21/2010

4.08	For the 2008 Equity Inducement Plan, forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award.	10-K	001-33368	10.05(C)	02/14/2014
4.07	Form of Specimen Certificate for Common Stock.	S-1/A	333-139493	4.01	02/14/2007

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (see Signature Page of this Registration Statement).					X